UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM S-1/A Amendment No. 2 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 WPS, Inc. (Exact Name of registrant in its charter)

Nevada	3452	36-4645325
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

525 W. Allen Ave., Unit 9
San Dimas, California 91773
Telephone: (909) 599-9415 Fax: (909) 542-9416
(Address and telephone number of principal executive offices)

Guillermo Pina, President WPS, Inc. 525 W. Allen Ave., Unit 9 San Dimas, California 91773
Telephone: (909) 599-9415 Fax: (909) 542-9416
(Name, address and telephone number of agent for service)

Copies to: Randall V. Brumbaugh Attorney at Law 417 W. Foothill Blvd., Suite B-175 Glendora, California 91741 Telephone: (626) 335-7750 Fax: (626) 335-7750

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462I under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.
Large accelerated filer [  ]     Accelerated filer [  ]     Non-accelerated filer [  ]     Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE
Tile of each class of securities to be registered (1)	Dollar amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock (par value $0.001)	$50,000.00	$0.05	$50,000.00

(1)	This registration statement covers the sale by the Company of up to an aggregate of up to 1,000,000 shares of WPS, Inc. common stock.
(2)
This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company’s anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state where the offer or sale is not permitted. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.  There is no established public market for WPS, Inc. and WPS, Inc. is not currently listed or quoted on any quotation service.  The offering price has been arbitrarily determined. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

Prospectus
WPS, Inc.

1,000,000 Shares of Common Stock
$0.05 per share

(r) This is a direct primary offering by WPS, Inc. (“WPS” or the “Company”) on a self-underwritten basis, with a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock, at a price of $0.05 per share, being offered. The shares are intended to be sold directly through the efforts of Guillermo Pina, our sole officer and director. Management is not entitled to participate in this offering. The intended methods of communication include, without limitation, telephone and personal contacts.  For more information, see the section titled “Plan of Distribution” on page 16 herein. There is no minimum purchase requirement.

The proceeds from the sale of the shares in this offering will be payable to WPS, Inc. (r) There will be no escrow account. As such creditors may seek to attach or otherwise assert rights with respect to the proceeds deposited into the Company’s accounts. If creditors attach or otherwise assert rights with respect to these proceeds, the Company may be unable to refund any monies you have invested.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees. The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. Should the offering be extended, each investor shall be notified within 30 days thereafter in writing via U. S. Mail at the address provided on their Subscription Agreement. See the section entitled “Plan of Distribution” on page 16 herein. (/r)

This offering may terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares is completed, (ii) anytime after the Minimum Offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for WPS, Inc.’s common stock.  We are a development stage company which currently has limited operations and has not generated any significant revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. PLEASE SEE THE SECTION OF THIS PROSPECTUS TITLED “RISK FACTORS” COMMENCING ON PAGE 9.  NEITHER THE SECURITIES AND EXCHANGE COMMSSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRRY IS A CRIMINAL OFFENSE.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	250,000	$12,500	$0.00	$12,500
Maximum	1,000,000	$50,000	$0.00	$50,000

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is December 20, 2010

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We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.
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DEALER PROSPECTUS DELIVERY OBLIGATION
Until ____________, 2010 (180 days from the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 – SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY INFORMATION

Company Business Overview

WPS, Inc. (“WPS” or the “Company”), was incorporated in the State of Nevada on November 17, 2008.

WPS, Inc. is a Nevada corporation and developmental stage company with a principal business objective of providing competitively priced, premium quality commercial grade fasteners made from a variety of materials, including but not limited to steel, stainless steel, brass and nylon.  In addition, WPS can provide to its customers pipe and pipe fittings in galvanized, black iron, stainless steel and brass, electrical products such as tape, terminals, connectors and fuses, and tools, nylon cable ties, drills and drill bits.  The primary goal of WPS is to achieve a consistent, optimum balance of quality and price with industry leading customer service provided by knowledgeable and dedicated sale associates.  From a strategic standpoint, the intent of WPS is to expand its name and brand recognition with a consistent marketing campaign, a comprehensive website presence, building close ties with critical suppliers, membership and participation in business and professional associations and to take advantage of networking opportunities that will enhance our market share.  Our company commitment is to lead our industry with the highest quality product and customer support.

(r) We are a small, start-up company that lacks a stable customer base. (r) For the nine months ended September 30, 2010, we had revenues of $4,943 and a net loss of $2,058 compared to revenues of $923 and a net loss of $4,221 for the year prior, ending September 30, 2009. From inception on November 17, 2008 up to the period ending September 30, 2010, we had total sales of $7,618 and a net loss of $10,208. We believe that the funds expected to be received from the minimum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to obtain such financing.  We cannot assure you that any financing can be obtained or, if obtainable, that it will be on reasonably acceptable terms. (/r)

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions, or will soon commence discussions, with various market makers in order to arrange for an application to be made with respect to our common stock for approval for quotation on the Over-the-Counter Bulletin Board (OTCBB) upon the effectiveness of this prospectus and closure of the offering.

Website

The Company’s web site has not been launched nor has it been advertised or promoted as yet.  The Company will seek to develop a website once operating capital becomes available.

Personnel

WPS, Inc. currently has one individual acting as the sole officer and director of the company.  This individual allocates time and personal resources to the Company on a part-time basis.

Outstanding Shares

As of the date of this prospectus, WPS has 2,150,000 shares of $0.001 par value common stock issued and outstanding to one shareholder.

Fiscal Year End

WPS, Inc.’s fiscal year end is December 31.

The Offering

This is a direct primary offering by WPS, Inc., on a self-underwritten basis, with a minimum of 250,000 and a maximum of 1,000,000 shares of its common stock, at a price of $0.05 per share, being offered. The proceeds from the sale of the shares in this offering will be payable to WPS, Inc. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this offering until the minimum offering is achieved, at which time the funds shall be placed in the Company’s general operating account. If the minimum number of shares in this offering are not sold by the expiration date of this offering the funds will be promptly returned to the investors, without interest or deduction. (r) At any time prior to the close of the offering or pursuant to any applicable state law, investors may request the return of their investment. (/r) There will be no escrow account. As such creditors may seek to attach or otherwise assert rights with respect to the proceeds deposited into the Company’s accounts. If creditors attach or otherwise assert rights with respect to these proceeds, the Company may be unable to refund any monies you have invested.

All subscription funds will be held by WPS, Inc. in a separate bank account, to be opened by the Company specifically for the purposes of this offering, pending the achievement of the Minimum Offering and no funds will be released to the WPS, Inc. general account until such time as the minimum proceeds are raised (see the section titled “Plan of Distribution” on page 16 herein). Any additional proceeds received after the Minimum Offering is achieved will be immediately released to the Company. The offering may terminate on the earlier of: (i) the date when the sale of all 1,000,000 shares is completed, (ii) anytime after the minimum offering of 250,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days. Should the offering be extended, each investor shall be notified within 30 days thereafter, in writing, via U. S. Mail at the address provided on their Subscription Agreement. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering, or as soon thereafter as practicable.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

WPS, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, sales and marketing, and for general working capital which includes, but is not limited to, acquisition of inventory, maintaining inventory, office equipment and furniture, office supplies, rent, utilities, and salaries.

WPS, Inc. has identified Holladay Stock Transfer, Inc., 2939 N. 67th Place, Scottsdale, Arizona, with a telephone number of (480) 481-3940, as the transfer agent we intend to retain once the offering is closed.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections titled “Risk Factors” on page 9 and “Dilution” on page 15 before making an investment in this stock.

Summary Financial Information

The following tables set forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of Operations (audited):

			From
			Inception on
			November 17,
	For the Year Ended		2008 Through
	December 31,		December 31,
	2009	2008	2009

REVENUES	$2,675	$-	$2,675

COST OF SALES	467	-	467

GROSS PROFIT	2,208	-	2,208

OPERATING EXPENSES

General and administrative	8,208	2,150	10,358

Total Operating Expenses	8,208	2,150	10,358

LOSS FROM OPERATIONS	(6,000)	(2,150)	(8,150)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(6,000)	$(2,150)	$(8,150)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	2,150,000	1,481,111

Statements of Operations (unaudited):

					From
					Inception on
					November 17,
	For the Three Months Ended		For the Nine Months Ended		2008 Through
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010

REVENUES	$1,391	$581	$4,943	$923	$7,618

COST OF SALES	259	188	2,171	468	2,638

GROSS PROFIT	1,132	393	2,772	455	4,980

OPERATING EXPENSES

General and administrative	1,469	2,574	4,830	4,676	15,188

Total Operating Expenses	1,469	2,574	4,830	4,676	15,188

LOSS FROM OPERATIONS	(337)	(2,181)	(2,058)	(4,221)	(10,208)

PROVISION FOR INCOME TAXES	-	-	-	-	-

NET INCOME (LOSS)	$(337)	$(2,181)	$(2,058)	$(4,221)	$(10,208)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	2,150,000	2,150,000	2,150,000	2,150,000

Balance Sheets

ASSETS

	September 30,	December 31,
	2010	2009
	(unaudited)

CURRENT ASSETS

Cash	$4,417	$820
Accounts receivable	-	-

Total Current Assets	4,417	820

TOTAL ASSETS	$4,417	$820

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$3,505	$1,725
Note payable related party	8,681	4,806

Total Current Liabilities	12,186	6,531

Total Liabilities	12,186	6,531

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; $0.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; 70,000,000 shares authorized,
at $0.001 par value, 2,150,000 shares issued
and outstanding, respectively	2,150	2,150
Additional paid-in capital	289	289
Deficit accumulated during the development stage	(10,208)	(8,150)

Total Stockholders' Equity (Deficit)	(7,769)	(5,711)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$4,417	$820

 (r) Blank Check Issue

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended, defines the term “blank check company” to mean any development stage company issuing a penny stock that “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” In Securities Act Release No. 33-6932, released April 13, 1992, which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in section II titled “Discussion of the Rules” subsection “A. Scope of Rule 419”, the following: “. . . start-up companies with specific business plans are not subject to Rule 419, even if operations have not commenced at the time of the offering.” We have a specific plan and purpose and we have no plans to be acquired by or to merge with any unidentified company or companies. Our business purpose and our specific plan are delineated herein in detail. (/r)

Special Note Regarding Forward Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions. This prospectus contains these types of statements. Words, in their singular or plural form, such as “may”, “expect”, “believe”, “intend”, “plan”, “anticipate”, “estimate”, “project”, “continue” or their derivatives or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus. All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The factors listed in the “Risk Factors” section on page 9 of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties. The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed products that we expect to market, our ability to establish a substantial customer base, management’s ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

CORPORATE ADDRESS AND TELEPHONE NUMBER

WPS, Inc.’s operations and corporate offices are located at 525 W. Allen Ave., Unit 9, San Dimas, California 91773, with a telephone number of (909) 599-9415.

RISK FACTORS

(r) The following are risk factors which are directly related to the Company’s business, financial condition and this offering. Investing in our securities involves a high degree of risk and you should not invest in these securities unless you can afford to lose your entire investment. You should read these risk factors in conjunction with other more detailed disclosures located elsewhere in this prospectus. (/r)

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT

As of the date of this prospectus, we have commenced operations and generated limited revenues. (r) We are a small, start-up company that lacks a stable customer base. For the nine months ended September 30, 2010, we had revenues of $4,943 and a net loss of $2,058 compared to revenues of $923 and a net loss of $4,221 for the year prior, ending September 30, 2009. From inception on November 17, 2008 up to the period ending September 30, 2010, we had total sales of $7,618 and a net loss of $10,208. We believe that the funds expected to be received from the minimum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to obtain such financing.  We cannot assure you that any financing can be obtained or, if obtainable, that it will be on reasonably acceptable terms. (/r)

THE COMPANY’S OPERATIONS DEPEND EXCLUSIVELY ON GUILLERMO PINA WHO HAS NO EXPERIENCE IN PUBLIC COMPANIES

WPS, Inc.’s operations depend solely on the efforts Guillermo Pina, the sole officer and director of the Company.  Mr. Pina has no experience related to public company management, (r) nor does Mr. Pina have any formal education or practical experience as a Chief Financial Officer or Principal Accounting Officer. (/r)  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able to overcome any such obstacles.

THE COMPANY’S SOLE OFFICER AND DIRECTOR INVOLVED IN OTHER EMPLOYMENT OPPORTUNITIES

Guillermo Pina, our sole officer and director, is involved in other employment opportunities and may periodically face a conflict in selecting between WPS, Inc. and other personal and professional interests. The Company has not formulated a policy for the resolution of such conflicts, should they occur. If the Company loses Mr. Pina to other pursuits without a sufficient warning, the Company may, consequently, go out of business.

ANY INVESTMENT IN THESE SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF UNCERTAINTY

Investment in the securities offered herein is speculative, involves a high degree of uncertainty, is subject to a number of risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock offered in this prospectus. Only those investors who are prepared to potentially risk a total financial loss of their investment in this company should consider investing. Any of the following risks could have a material adverse effect on the Company’s business, financial condition, operations or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment. When determining whether to invest, you should also refer to and consider the other information in this prospectus, including, but not limited to, the financial statements and related notes.

ALL INFORMATION HEREIN INCLUDING ALL FORWARD-LOOKING STATEMENTS SHOULD BE CONSIDERED CAREFULLY

The factors set forth below, along with the other information contained herein, should be considered carefully in evaluating our prospects. Further, this document contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, goals, objectives, expectations and intentions. The cautionary statements made in this section apply to all forward-looking statement wherever they appear in this document. Readers are cautioned that, while the forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance, and involve risks and uncertainties. In addition, actual results could differ materially from those discussed herein and our business, our financial condition or the results of operations could be materially and adversely affected. In such case, some of the factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this document. In the event that actual results do not meet expectations, there could be a consequent negative effect on the position of investors.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OEPRATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE

We were incorporated on November 17, 2008. (r) We are a small, start-up company that lacks a stable customer base. For the nine months ended September 30, 2010, we had revenues of $4,943 and a net loss of $2,058 compared to revenues of $923 and a net loss of $4,221 for the year prior, ending September 30, 2009. From inception on November 17, 2008 up to the period ending September 30, 2010, we had total sales of $7,618 and a net loss of $10,208. We believe that the funds expected to be received from the minimum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to obtain such financing.  We cannot assure you that any financing can be obtained or, if obtainable, that it will be on reasonably acceptable terms. (/r)

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE

We have limited capital resources and require substantial capital to adequately fund the Company. To date, we have funded our operations with limited initial capital and minimal sales and have not generated sufficient funds from operations to be profitable or to maintain consistent operations. Unless we begin to generate sufficient revenues, on a consistent basis, to sustain an ongoing business operation, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing, under acceptable terms and conditions, is not available. In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities. In the event we are unable to raise sufficient funds, we will be forced to terminate business operations. The possibility of such an outcome presents the risk of a complete loss of your investment in our common stock.
PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S SOLE OFFICER AND DIRECTOR CONTROLS A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK

The present management owns a majority of the outstanding common stock at the present time and will continue to own a majority of the outstanding common stock even if the maximum number of common shares is purchased in this offering. As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors, the approval of significant corporate transactions and any change of control and management of the Company. This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of their common stock in the event the Company enters into transactions which require stockholder approval.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties. Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects. Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development. These risks include, without limitation, an unstable economy, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition. We cannot guarantee that we will be successful in accomplishing our objectives.

As of the date of this prospectus, we have had only limited start-up operations and have only generated limited revenues while incurring substantial start-up costs. Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors’ report to the financial statements which is included in this registration statement. In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OR SEVERELY RESTRICT  OUR OPERATIONS

After the effectiveness of this registration statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The costs of complying with these complex requirements may be substantial and require extensive consumption of our time as well as retention of expensive specialists in this area. In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES

We expect to earn revenues solely in our chosen business area. In the opinion of our management, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the Minimum Offering is achieved. However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business and the loss of your investment.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS

The market for customers is intensely competitive and such competition is expected to continue to increase. Generally, our actual and potential competitors are larger companies with longer operating histories, greater financial and marketing resources, with superior name recognition and an entrenched client base. Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing. Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors. We cannot be assured that we will be able to compete successfully against present or future competitors or that the competitive pressure we may face will not force us to cease operations.

INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK

There is no public market for our common stock. The majority of our issued and outstanding common stock is currently held by the management of the Company. Therefore, the current and potential market for our common stock is limited. In the absence of being listed, no public market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB or any other market. If we are quoted on the OTCBB, there is no assurance that a market for our common shares will develop and if a market develops, there can be no assurance that the price of our shares in the market will be equal to or greater than the price per shares investors pay in this offering, which was arbitrarily determined. In fact, the price of our shares in any market that may develop could be significantly lower than the purchase price herein. Furthermore, if our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares. Consequently, shareholders in our securities may find it difficult to sell their securities, if at all.

WE DO NOT CURRENTLY INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK SO CONSEQUENTLY YOUR ABILITY TO ACHIEVE A RETURN ON YOUR INVESTMENT WILL DEPEND ON APPRECIATION IN THE PRICE OF OUR COMMON STOCK

Prospective investors should not anticipate receiving any dividends from our common stock. We intend to retain future earnings, if any, to finance our growth and development and do not plan to pay cash or stock dividends. The lack of dividend potential may discourage prospective investors from purchasing our common stock.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION

During the 2008 fiscal year, present management was issued 2,000,000 shares of the Company’s restricted common stock, valued at $0.001 per share, as consideration for services rendered. An additional 150,000 shares were issued to an unrelated third party pursuant to a contract for services, also at $0.001 per share.  As of the date of this offering, the Company has 2,150,000 common shares issued and outstanding.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” on page 15 herein.

ALL OF OUR PRESENTLY ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED. WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND IF THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE
ADVERSELY AFFECTED

All of the presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008. During the 2008 fiscal year, present management was issued 2,000,000 shares of the Company’s restricted common stock, valued at $0.001 per share, as consideration for services rendered. An additional 150,000 shares were issued to an unrelated third party pursuant to a contract for services, also at $0.001 per share.  As of the date of this offering, the Company has 2,150,000 common shares issued and outstanding.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial dilution. Therefore, the investors in this offering will bear a substantial portion of the risk of loss. Additional sales of our common stock in the future could result in further dilution. Please refer to the section titled “Dilution” on page 15 herein.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN

This is a self-underwritten, direct primary offering, that is, we are not going to engage the services of any underwriter to sell the shares. We intend to sell our shares in this offering through our sole officer and director, who will receive no commission. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the Company, through its present management, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS

Our operations depend substantially on the skills, knowledge and experience of the present management, which devotes itself to the Company on a part-time basis. The Company has no other full or part-time individuals devoted to the development of our Company. Furthermore, the Company does not maintain key man life insurance. Without an employment contract, we may lose the present management of the Company to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES

The Company has not substantially commenced its planned business strategy and does not have any significant sales or marketing capabilities in place yet. We cannot guarantee that we will be able to develop a sales and marketing plan or effective operational capabilities. In the event we are unable to successfully implement these objectives, we may be unable to continue operations.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU MAY NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the shares offered in this prospectus. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not make any offer of these securities in any jurisdiction where the offer is not permitted.

FOR ALL THE AFOREMENTIONED REASONS THE SHARES OFFERED HEREIN INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING THE PURCHASE OF THESE SHARES SHOULD BE AWARE OF THESE RISKS AND OTHER FACTORS SET-FORTH IN THIS MEMORANDUM AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN THE COMPANY. THESE SHARES SHOULD ONLY BE PURCHASED BY PERSONS WHO CAN AFFORD TO LOSE ALL OF THEIR INVESTMENT.

ITEM 4 – USE OF PROCEEDS

(r) The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	12,500	100.00	25,000	100.00	50,000	100.00

Offering Expenses
Legal and professional fees	500	4.00	500	2.00	500	1.00
Accounting fees	2,500	20.00	2,500	10.00	2,500	5.00
Escrow Fees	-	-	-	-	-	-
Total Offering Expenses	3,000	24.00	3,000	12.00	3,000	6.00

Net Proceeds from Offering	9,500	76.00	22,000	88.00	47,000	94.00

Use of Net Proceeds
Advertising(1)	1,000	8.00	1,000	4.00	3,000	6.00
Sales and Marketing(2)	-	-	-	-	2,000	4.00
Part-Time Employee	-	-	12,000(3)	48.00	18,000(4)	36.00
Internet Presence(5)	-	-	1,000	4.00	1,000	2.00
General Working Capital(6)	8,500	68.00	8,000	32.00	23,000	46.00

Total Use of Net Proceeds	9,500	76.00	22,000	88.00	47,000	94.00
Total Use of Proceeds	12,500	100.00	25,000	100.00	50,000	100.00

Footnotes:

1.	The category of Advertising includes, but is not limited to, printed material and advertisement in trade publications.
2.	The category of Sales and Marketing may include, but not be limited to, networking, tradeshows, retention of consultants, advertising, and acquisition of promotional materials.
3.	Allows for a part-time employee for one year at $1,000 per month.
4.	Allows for a part-time employee for one year at $1,500 per month.
5.	Allows for establishment and maintenance of a basic internet presence for one year.
6.
The category of General Working Capital may include, but not be limited to, acquisition of product, printing costs, postage, communication equipment and services, shipping and delivery charges, additional professional fees and other general operating expenses.

(r) The Company believes that, under the categories and amounts allocated as reflected under the Use of Proceeds chart above, no amounts apart from the proceeds being raised would be necessary to complete the identified uses. The Company believes that if the maximum offering proceeds are acquired then the Company will be able to complete the maximum identified uses delineated in the footnotes above. Without realizing the maximum offering proceeds, the Company may not be able to fully implement its business plan. Please refer to the section, herein, titled “Management’s Discussion and Plan of Operation” on page 23 for further information.

Reservation of Right to Change the Use of Proceeds

In the event that the offering does not reach the maximum amount indicated, the capital requirements exceed expectations due to industry conditions, the Company’s needs and/or the general economic conditions (such as, by way of example and not by limitation, enhanced costs for products, increased professional fees and costs for outside consultants, or higher fuel and shipping expenses) do not meet our expectations, our management has the discretion and flexibility to allocate the net proceeds to meet those capital requirements. (/r)

ITEM 5 – DETERMINATION OF OFFERING PRICE

COMMON EQUITY

As of the date of this prospectus, there is no public market for our common stock. The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value and should not be considered an indication of the actual value of our company or our shares of common stock. The price does not bear any relationship to our assets, book value, historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, the general conditions of the securities market and the likelihood of acceptance of this offering. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchase in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

WARRANTS, RIGHTS AND CONVERTIBLE SECURITIES

There are no warrants, rights or convertible securities being offered in this prospectus.

ITEM 6 – DILUTION

“Dilution” represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. “Net book value” is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing shareholders. In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.

(r) Assuming the maximum number of shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $47,600 or approximately $0.016 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.034 per share while our present stockholders will receive an increase of approximately $0.016 per share in the net tangible book value of the shares they hold. This will result in a 68.60% dilution for purchasers of stock in this offering.
Assuming the minimum number of shares offered herein are sold, giving effect to the receipt of the minimum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $9,600 or approximately $0.004 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.046 per share while our present stockholders will receive an increase of approximately $0.004 per share in the net tangible book value of the shares they hold. This will result in a 91.47% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.00005	$0.00005
Book Value Per Share After the Offering	$0.00427	$0.01570

Net Increase to Original Shareholders	$0.00422	$0.01565

Decrease in Investment to New Shareholders	$0.04573	$0.03430

Dilution to New Shareholders (%)	91.47%	68.60%
(/r)

ITEM 7 – SELLING SHAREHOLDERS

There are no selling shareholders in this offering.

ITEM 8 – PLAN OF DISTRIBUTION

UNDERWRITERS

This is a direct primary offering utilizing the efforts of our sole officer and director. Potential investors include, but are not limited to, family, friends and acquaintances of our sole officer and director. Management is not entitled to participate in this offering. The intended methods of communication include, without limitation, telephone and personal contact. In the Company’s endeavors to sell this offering it will not use any mass advertising methods such as the internet or print media.  No underwriters will be used.

OTHER

There is no public market for our common stock. The shares herein shall be offered on a self underwritten basis which means that it does not involve the participation of an underwriter or broker and will be conducted solely by the officer and director of the Company, who is exempt from broker-dealer registration. Our common stock is currently held by three (3) shareholders of record. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealer with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor or that we will be successful. In the absence of listing, no market is available for investors in our common stock to sell their shares. We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control. As a result, investors may be unable to sell their shares at all or unable to sell their shares at or greater than the price at which they are being offered.

No one will receive any commission for any sales originated on the Company’s behalf. We believe that our sole officer and director is exempt from registration as a broker under the provisions of Rule 3a4-1, et seq, as promulgated under the Securities Exchange Act of 1934. In particular, as to our sole officer and director, he:

1.	Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation; and
2.	Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	Is not an associated person of a broker or dealer; and
4.	Meets the following conditions:
a.	Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer other than in connection with transactions in securities; and
b.	Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months; and
c.
Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within Rule 415registration.

(r) No officer or director of the Company may purchase any securities in this offering. (/r)

There can be no assurance that all, or any, of the shares will be sold. As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent. However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have made a good faith attempt to comply or have a good faith belief that no registration or qualification is required. The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold.

(r) Funds received in connection with sales of our securities will be transmitted immediately into a separate bank account, to be established by the Company, until the minimum sales threshold is reached at which time the funds shall be released to the Company’s general account. There can be no assurance that all, or any, of the shares will be sold. Failure to reach the Minimum Offering will result in all money being returned to the investor. No interest will be paid to any shareholder. All subscription funds will be held in the bank pending achievement of the Minimum Offering and no funds shall be released to the WPS, Inc. general account until such a time as the minimum proceeds are raised. Once the Minimum Offering has been achieved and the funds released to the WPS, Inc.’s general account, WPS, Inc. will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved, the Company terminates the offering, or a period of 180 days from the effective date of this offering expires (unless extended by the Company), whichever event first occurs.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days, if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. Should the offering be extended, each investor shall be notified within 30 days thereafter in writing via U. S. Mail at the address provided on the Subscription Agreement.

Investors can purchase common stock in this offering by completing a Subscription Agreement (Exhibit 99.1) and sending it together with payment in full to the Company. All payments must be made in United States currency by personal check, bank draft, or cashier’s check. There is no minimum subscription requirement. The Company expressly reserves the right to either accept or reject any subscription agreement within ten (10) days of receipt. However, once accepted and the subscription agreement funds have cleared the bank, all subscription agreements will be irrevocable. (/r)

ITEM 9 – DESCRIPTION OF SECURITIES TO BE REGISTERED

CAPITAL STOCK

(r) WPS, Inc. is authorized to issue 70,000,000 shares of common stock, $0.001 par value. The Company is also authorized to issue 5,000,000 shares of preferred stock. (/r)

The holders of WPS, Inc.’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;
2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, dissolution, or otherwise winding up of corporate affairs;
3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4.	Are entitled to one vote per share on all matters on which stockholders may vote.

Common Stock

(r) The Company has issued 2,150,000 shares of common stock to date held by two shareholders of record. (/r)

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be validly issued, fully paid for, non assessable and free of preemptive rights.

Preferred Stock

No preferred stock has been issued.

The Company has no current plans to either authorize any additional stock or issue any preferred stock nor adopt any series, preferences or other classification of any stock. The Board of Directors may be authorized to provide for the issuance of shares of any authorized preferred stock in series and by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock may have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of any authorized stock, unless otherwise required by our bylaws, law of general applicability or stock exchange rules.

Preemptive Rights

No holder of any shares of WPS, Inc.’s stock has preemptive or preferential rights to acquire or subscribe to any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-Cumulative Voting

Holders of WPS, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

Dividend Policy

As of the date of this prospectus, WPS, Inc. has never declared nor paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements, our financial position, general economic conditions, and other factors deemed pertinent by the Board of Directors. The Company does not anticipate declaring any stock or cash dividends on our common and preferred (should any be issued) stock in the foreseeable future.

Market Information

There is no publically traded market for our stock.

Effect of Penny Stock

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document of a format prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities.

Reports

(r) After this offering, WPS, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports. Additionally, if our registration statement becomes effective pursuant to the Securities Exchange Act of 1934, as amended, we will be subject to periodic reporting obligations by operation of Section 15(d) and Section 13 of the Securities Exchange Act.

You may read any copies of any materials we file with the Securities and Exchange Commission at the SEC’s reference s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that will contain copies of the materials we file electronically.  The address for the internet site is www.sec.gov. (/r)

DEBT SECURITIES

No debt securities are being offered or registered.

WARRANTS AND RIGHTS

No securities are being offered pursuant to warrants or rights.

OTHER SECURITIES

No other securities are being offered.

MARKET INFORMATION FOR SECURITIES OTHER THAN COMMON EQUITY

There are no other securities other than common equity.

ITEM 10 – INTEREST OF NAMED EXPERTS AND COUNSEL

The Law Office of Randall V. Brumbaugh, 417 W. Foothill Blvd., Suite B-175, Glendora, California, was retained solely for the purpose of rendering the legal opinion, attached as an exhibit hereto, on the validity of the common stock to be issued pursuant to this Registration Statement and for an opinion letter to the auditor which was required to complete the audit enclosed herein. As payment for said service, the Law Office of Randall V. Brumbaugh was paid a total of $500.00. The Law Office of Randall V. Brumbaugh is not receiving any contingent interest, fee or shares in the Company.

The Law Office of Randall V. Brumbaugh may be retained for additional legal services in the future at fees to be agreed upon.

The financial statements of WPS, Inc., as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board. The audit firm that has provided the audited financials for 2008 is Arshad M. Farooq, CPA, with an address of 201 N. Palomares St., Pomona, California.  Said firm has been paid the sum of $1,500.00 for the work performed to date.  Mr. Farooq is not receiving any contingent interest, fee or shares in the Company.

On March 10, 2010, WPS, Inc. changed its accounting firm.  Subsequently, audits and reviews, including the 2009 audit, were performed by the Public Company Accounting Oversight Board approved audit firm of Sadler, Gibb and Associates, with a business address of P.O. Box 411, Farmington, Utah.  Said firm has been paid the sum of $750.00 for the latest review.  Sadler, Gibb and Associates is not receiving any contingent interest, fee or shares in the Company.

Sadler, Gibb and Associates may be retained for additional audit and/or review services in the future at fees to be agreed upon.

WPS, Inc. has identified Holladay Stock Transfer, Inc., 2939 N. 67th Place, Scottsdale, Arizona, with a telephone number of (480) 481-3940, as the transfer agent the Company intends to retain once the offering is closed.

ITEM 11 – INFORMATION WITH RESPECT TO THE REGISTRANT

It is important for any potential investor to note that while the Company anticipates effectuating a business plan based upon the factors explained below, there may be present variables and/or future conditions or events that preclude the Company from realizing its goals and capacity to serve customers in a manner which benefits the Company as expected. As such, any potential investor should carefully consider the information contained herein and consult with legal counsel and financial advisors so as to determine the merit of the present offering and, specifically, the suitability of this offering for that individual investor.

DESCRIPTION OF BUSINESS

Form and Year of Organization

WPS, Inc. (“WPS” or the “Company”), was incorporated in the State of Nevada on November 17, 2008 under the same name.

Fiscal Year End

WPS, Inc.’s fiscal year end is December 31.

Bankruptcy, Receivership and Similar Proceedings

The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Reclassification, Merger, Consolidation, Purchase or Sale of Assets Not in the Ordinary Course of Business

WPS, Inc. has not reclassified, merged, consolidated, purchased or sold any assets.

Description of Business

Principal Products and Services and Their Markets

Present Products

WPS, Inc. does not presently manufacture any products.  WPS, Inc. is a distributor of competitively priced, premium quality commercial grade fasteners from a variety of materials, including but not limited to steel, stainless steel, brass and nylon.  In addition, WPS can provide to its customers pipe and pipe fittings in galvanized, black iron, stainless steel and brass, electrical products such as tape, terminals, connectors and fuses, as well as tools common to the industry, nylon cable ties, drills and drill bits.

(r) At the present time, WPS, Inc. relies upon three (3) principal suppliers.  Those suppliers are Star Stainless located in the City of Commerce, California, Brighton-Best located in the city of Long Beach, California and Vertex, located in the city of Chatsworth, California.

We do not have any written contracts with any supplier.

WPS, Inc. does not require any raw materials and therefore does not have any sources or need for availability of any raw materials. (/r)

Future Products

WPS, Inc. anticipates future products and services to include all types of weather capable adhesives and the means to provide mobile welding services and mobile engine service and repairs.  In addition, WPS, Inc. will explore the possibility of becoming a manufacturer of the types of fasteners most commonly provided to its customers.

For additional future product distribution, WPS, Inc. will explore providing OEM products and fulfilling government, institutional and military requirements.

Services

(r) The management believes that it can provide exceptional personal customer service by being quickly responsive to a customer’s needs by not only finding the product that customer is seeking in a timely manner, but rapidly getting that product to the customer faster than other companies.

The Company intends its target market to be small to mid-level businesses that cannot economically purchase directly from manufacturers in order to receive massive bulk discounts or those same small to mid-level businesses that do not have, do not want to or who cannot economically justify maintaining the storage space, personnel or internal controls to manage large volumes of product. (/r)

Future Services

WPS, Inc. anticipates future products and services to include all types of weather capable adhesives and the means to provide mobile welding services and mobile engine service and repairs.  In addition, WPS, Inc. will explore the possibility of becoming a manufacturer of the types of fasteners most commonly provided to its customers.

Product Availability

(r) At the present time, WPS, Inc. relies upon three (3) principal suppliers.  Those suppliers are Star Stainless located in the City of Commerce, California, Brighton-Best located in the city of Long Beach, California and Vertex, located in the city of Chatsworth, California.

WPS, Inc. does not have any written contracts with any supplier.

WPS, Inc. itself does not acquire any raw materials and therefore does not have any sources or direct need for acquisition of any raw materials.

Intellectual Properties

WPS, Inc. does not have any dealings in or with any intellectual properties. (/r)

Sales and Marketing Strategy

(r) The Company intends its target market to be small to mid-level businesses that cannot economically purchase directly from manufacturers in order to receive massive bulk discounts or those same small to mid-level businesses that do not have, do not want to or who cannot economically justify maintaining the storage space, personnel or internal controls to manage large volumes of product. (/r)

WPS, Inc.’s main focus of effort will be on a long-term approach of communicating an unambiguous, attractive, creative marketing campaign, designed to resonate with the strongest key prospects for sales and service.  (r) This marketing undertaking will specifically identify WPS, Inc. to the marketplace end-user and will communicate a clear message of the products and services that WPS, Inc. can offer for the benefit of the consumer.  (/r) WPS, Inc. believes in the lifetime value of a customer rather than the instant gratification of a quick sale.

Additionally, WPS will actively engage in building close ties with critical suppliers and membership and participation in business and professional associations in order to develop and exploit networking opportunities that will enhance our market exposure.  We also intend to emphasize and tout our company commitment to lead our industry with the highest quality customer support.

Our sales and marketing strategy and the efforts we will undertake to market and sell our products will be the results of the efforts conducted solely by the Company management.  We have not received any independent evaluation of our strategy and there can be no assurance that our strategy is an accurate or prudent assessment of the competitive conditions in today’s economic climate and our chosen industry in particular.

Distribution Methods

(r) The Company will deploy several distribution methods for the products it will provide to its customers.  Primarily the Company will use internal drivers, on a full or part-time basis, to deliver its products.  As a secondary method of delivery, the Company will employ standard shipping companies like UPS, FedEx or other similar commercial corporations.  As a tertiary method of distribution, depending on the timing needs of the customer, the Company will have the items drop shipped to the customer.

The management believes that it can provide exceptional personal customer service by quickly responding to a customer’s needs by not only finding in a timely manner the product that customer is seeking, but rapidly getting that product to the customer faster than other companies.

We are currently working to identify an experienced internet service provider to develop a basic internet presence as resources become available. (/r)

Industry Background and Competitive Business Conditions

(r) No formal study has been commissioned or initiated to analyze the competition that the Company will or may face.  The Company’s management competition analysis reveals that the fastener industry is a competitive business with competition principally coming from locally owned hardware stores to major companies such as Home Depot, Lowes and Ace Hardware.  All of our competitors are generally better financed, have greater name recognition and an established customer loyalty base.  Our core philosophy of reliability, fair price, and offering exceptional personal customer service will distinguish our Company from the competition. Even with the competitive nature of the business, there is an opportunity for the Company to position itself for success by recognizing and catering to an increasingly demanding customer.

The fastener business is replete with competition at all levels of geographic settings, expertise and ethical variances. Our ability to remain competitive is based on our ability to provide our customers with a broad range of quality products, competitively priced, with superior customer service. The prospective ability to develop cost effective products that provide superior value is an integral component of our ability to stay competitive. We believe that the breadth and quality of our existing product line, the infrastructure in place to effectively source our products and the skill and dedication of our management will allow us to successfully compete in our chosen marketplace. (/r)

Sources and Availability of Raw Materials

WPS, Inc. itself does not require or acquire any raw materials and therefore does not have any sources or direct need for acquisition of any raw materials.

Dependence upon One or a Few Major Customers

(r) WPS, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any significant revenues although the Company has small recurring sales with approximately five companies.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement its business plan and conduct business pursuant to the business plan for the next 12 months. (/r)

Extent that the Business Is Seasonal

Management does not believe that WPS, Inc. is a seasonal business .

Patents, Trademarks, Licenses, Franchises and Concessions

WPS, Inc. does not have any patents, trademarks, licenses, franchises or concessions.

Need for Government Approval on Principal Products or Services

The Company is not aware of any government approval required for its products.

Existing or Probably Government Regulations

The Company is not aware of any specific regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations that may apply, including, but not limited to, local business licenses and regulations. However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise, or as best we can forecast their arrival.

Research and Development

No research and development is anticipated at this time.

Compliance with Environmental Laws

WPS, Inc. does not conduct any activities requiring compliance with any federal, state or local environmental statutes or regulations.

Number of Employees

The Company does not presently have any full or part-time employees. The sole officer and director of the Company is providing time and services as necessary for the development of the Company.

WPS, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our sole officer and director to establish business operations and perform or supervise the minimal services required at this time. Our operations are currently on a small scale and, it is believed, manageable by the present management. The responsibilities are mainly administrative at this time, as our operations are minimal.

Anticipated Material Changes in Number of Employees

We do not anticipate any material change in the number of employees in the foreseeable future.

Facility

The Company currently maintains its operations and corporate offices in an office/warehouse facility of approximately 1,000 square feet, located at 525 W. Allen Ave., Unit 9, San Dimas, California 91773, with a telephone number of (909) 599-9415 and a fax number of (909) 542-9416.

This facility is currently being provided rent free by Guillermo Pina, the sole officer and director of the Company.  (r) There is no written lease between the Company and Mr. Pina. (/r)

Material Acquisition of Plant and Equipment

The Company does not anticipate any material acquisition of any plant or equipment.

Acquisition or Disposition of Any Material Assets

The Company does not anticipate any acquisition or disposition of any material assets.

Reports to Security Holders

(r) After this offering, the Company will make available to shareholders audited annual financial reports certified by independent accountants, and may, in its discretion, make available unaudited quarterly financial reports. The Company will file periodic reports with the Securities and Exchange Commission as required to maintain a fully reporting status.

The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.  The address of that site is:  http://www.sec.gov (/r)

DESCRIPTION OF PROPERTY

We use a corporate office/warehouse located at 525 W. Allen Ave., Unit 9, San Dimas, CA 91773.  Guillermo Pina is presently personally leasing this location.  This facility is currently being provided to the Company free of charge by the present sole officer and director, Guillermo Pina. There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages, or securities or interests in businesses or individuals primarily engaged in real estate activities.

LEGAL PROCEEDINGS

There are no known pending legal or administrative proceedings against the Company.

Guillermo Pina, the sole officer and director of the Company, has not been convicted in any criminal proceeding and has never been named the subject of any criminal proceeding.

Guillermo Pina, the sole officer and director of the Company, has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Guillermo Pina, the sole officer and director of the Company, has not been convicted of violating any federal or state securities or commodities law and has never been found to have violated any federal or state securities law by any court of competent jurisdiction in any civil action by the Securities and Exchange Commission or any state commission.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business in which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

State Blue Sky Information

We are unsure at this time in what state or states we intend to offer and sell the shares of common stock offered hereby.  However, we will not knowingly make any offer of these securities in any jurisdiction where the offer is not permitted.

MARKET PRICE AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND STOCKHOLDER MATTERS

Market Information

As of the date of this prospectus, there is no public market in WPS, Inc.’s common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. WPS, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of WPS, Inc.;

2.	There are currently 2,150,000 shares of our common stock issued and held by two (2) shareholders of record. These shares are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (2,150,000) are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on or about February 15, 2008.

Holders

As of the date of this prospectus, WPS, Inc. has 2,150,000 shares of $0.001 par value common stock issued and outstanding held by two (2) shareholders of record.

Dividends

The Company has neither declared nor paid any cash dividends. For the foreseeable future, the Company does not anticipate declaring or paying any cash dividends. The Company intends to retain any earnings to finance the development and expansion of its business, and, as such, does not anticipate paying any cash dividends on its preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including the Company’s financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors deems relevant.

Securities Authorized for Issuance under Equity Compensation Plans

The Company has not authorized any securities for issuance under any equity compensation plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section should be read in conjunction with the Audited Financial Statements included in this prospectus.

Plan of Operation

WPS, Inc. was incorporated on November 17, 2008 in the State of Nevada, under the same name. (r) For the nine months ended September 30, 2010, we had revenues of $4,943 and a net loss of $2,058 compared to revenues of $923 and a net loss of $4,221 for the year prior, ending September 30, 2009. From inception on November 17, 2008 up to the period ending September 30, 2010, we had total sales of $7,618 and a net loss of $10,208. For the fiscal year ended December 31, 2009, we had revenues of $2,675 and a net loss of $6,000 compared to no revenues and a net loss of $2,150 for the year ended December 31, 2008. The increase in the net loss during 2009 was due to our continuing start-up activities. (/r)

Since incorporation, we have financed our operations primarily through minimal initial capitalization and nominal sales.

To date we have not implemented our planned principal operations. Our ability to commence operations under our business plan will be entirely dependent upon the proceeds to be raised in this offering and the efforts of our management. (r) Management believes that we will continue to exist and have minimal sales sufficient for continuing nominal operations for the next 12 months even if we do not raise any money.  However, (/r) if we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any significant revenues. The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

WPS, Inc.’s management does not expect to conduct any research and development.

WPS, Inc. currently does not own any significant plant facilities or equipment that it would seek to refinance or sell in the near future. The Company does not envision purchasing any significant equipment in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months. Currently, we believe the services provided by our sole officer and director is sufficient at this time.

We have not paid for expenses on behalf of any director. Additionally, we believe that this practice will not materially change.
(r)

Liquidity

The term “liquidity” as used herein refers to the ability of an enterprise to generate adequate amounts of cash to meet the enterprise’s needs for cash. At the present time, our available cash is not sufficient to allow us to commence full execution of our business plan.  The Company has minimal cash on hand and no ability to generate sufficient cash without the sale of its equity. Management anticipates an improved cash flow when the offering is completed, which will enable the Company to increase its inventory and implement its business plan. The Company has no ability to obtain loans or sufficient cash except for sale of a portion of its equity. Until our marketing plan is fully implemented, we are not able to quantify with any certainty any planned capital expenditures including the hiring of salespeople.

Management does believe that we will continue to exist and have minimal sales sufficient for continuing nominal operations for the next 12 months even if we do not raise any money. However, unless the minimum offering is achieved, we will not be able to implement our strategic business plan.

We do not know any trends, demands, commitments, events or uncertainties that will or may result in or that are reasonably likely to result in our liquidity increasing or decreasing in any material way. (/r)

Capital Resources

The Company has no commitments for capital expenditures as of the latest fiscal period and is not aware of any known material trends, favorable or unfavorable, in our capital resources. The Company intends to primarily focus its capital resources, if such resources become available, on procurement of products for sale and the marketing and distribution of those products.

Results of Operations

(r) For the nine months ended September 30, 2010, we had revenues of $4,943 and a net loss of $2,058 compared to revenues of $923 and a net loss of $4,221 for the year prior, ending September 30, 2009. From inception on November 17, 2008 up to the period ending September 30, 2010, we had total sales of $7,618 and a net loss of $10,208.  These figures are consistent with the expectations of the company for our start-up operations.

For the fiscal year ended December 31, 2009, we had revenues of $2,675 and a net loss of $6,000 compared to no revenues and a net loss of $2,150 for the year ended December 31, 2008. The increase in the net loss during 2009 was due to our continuing start-up activities.  These figures are consistent with the expectations of the company for our start-up operations.

To date we have not implemented our planned principal operations. Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering and the efforts of our management. If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which we will be unable to begin to generate any revenues. The realization of revenues in the next 12 months is critically important in the execution of our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We cannot assure any investor that, if needed, sufficient financing can be obtained or, if available, that it will be available on reasonable terms. Without realization of additional capital, if needed, it would be unlikely for operations to continue.

We are not aware of any known trends or uncertainties that have had or that the registrant reasonably expects will have a material favorable or unfavorable impact on net sales or revenues or income from continuing operations.

Inflation does not have an impact on our operations at this time.

We are not aware of any significant change of price in the products we procure. (/r)

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The financial statements of WPS, Inc., as provided herein, have been audited by an independent public accountant firm approved by the Public Company Accounting Oversight Board. The audit firm that provided the audited financials for 2008 was Arshad M. Farooq, CPA, with an address of 201 N. Palomares St., Pomona, Ca 91767.  Said firm has been paid the sum of $1,500.00 for the work performed to date.  Mr. Farooq is not receiving any contingent interest, fee or shares in the Company.

On or about March 10, 2010, WPS, Inc. dismissed the accounting firm of Arshad M. Farooq, CPA.  Subsequently, audits (2009) and reviews were performed by the Public Company Accounting Oversight Board approved audit firm of Sadler, Gibb and Associates, with a business address of P.O. Box 411, Farmington, Utah.  Said firm has been paid the sum of $750.00 for the latest review.  Sadler, Gibb and Associates is not receiving any contingent interest, fee or shares in the Company.

Sadler, Gibb and Associates may be retained for additional audit and/or review services in the future at fees to be agreed upon.

We have had no disagreements with our independent registered public accounting firm on any matter of accounting principles or with any financial statement disclosures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until resignation or removal from office.

Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Guillermo Pina	54	President, Treasurer, sole Director, Chief Executive and Accounting Officer	Inception to present

Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

The board of directors has no nominating, auditing or compensation committees.

Guillermo Pina, our sole officer and director, has outside interests and obligations other than WPS, Inc.  Mr. Pina intends to spend approximately 10-15 hours per week on our business affairs.

At the date of this prospectus, WPS, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

Identification of Significant Employees

The Company does not presently have any full or part-time employees. The sole officer and director of the Company is providing time and services as necessary for the development of the Company.

Family Relationships

There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Business Experience of Each Director and Executive Officer

Guillermo Pina – President, Treasurer, Chief Executive Officer, Chief Accounting Officer, and Director – Guillermo Pina has been in all facets of the fastener industry for over 30 years.  From approximately 1980 to 1985 Mr. Pina worked for Southern California Fasteners where he was primarily responsible for purchasing, packaging, sales and customer service. From approximately 1985 to 1990 Mr. Pina worked for Bolt Products where he managed their warehouse, did the purchasing, and additionally did extensive sales and customer service. In 1987 Mr. Pina started WPS as a sole proprietorship wherein he operated all facets of the business including accounts payable, accounts receivable, purchasing, warehousing, shipping, delivery, packaging, receiving and performing all functions of the chief executive officer and chief financial officer.  WPS has been successfully operated since it was formed in 1987.

Legal Proceedings

Guillermo Pina, the sole officer and director of the Company, has never filed for bankruptcy nor had a receiver, fiscal agent or similar officer appointed by a court for any business or property of his, has never been convicted in a criminal proceeding and is not a named subject of any pending criminal proceeding. Additionally, Mr. Pina has never been the subject of any order enjoining him from any type of business, securities or banking activities, or ever been found to have violated any federal or state securities law.

Promoters and Control Persons

The Company has not utilized any promoter. The only control person is the founder and sole officer and director, Guillermo Pina.

Board Committees

Our board of directors has not established any committees, including an audit committee, a compensation committee, a nominating committee or any committee or committees performing similar functions. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our board of directors believes that the establishment of committees of the board would not provide any benefits to our company, could be considered more form than substance and would distract from our present goals of implementing our strategic production and marketing plans and becoming an economically viable company.

Directors

The maximum number of directors WPS, Inc. is authorized to have is seven (7). However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

The board of directors has no nominating, auditing or compensation committees.

(r) We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our board of directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our board of directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or board of directors who: (1) understands generally accepted accounting principles and financial statements, (2) is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves, (3) has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements, (4) understands internal controls over financial reporting, and (5) understands audit committee functions.

Our board of directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. This individual, who has been instrumental to our development, does not have any professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our board of directors to include one or more independent directors, we intend to establish an audit committee of our board of directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our board of directors include "independent" directors, nor are we required to establish or maintain an audit committee or other committee of our board of directors.

Directors Compensation

Directors are not entitled to receive compensation, either directly or indirectly, for services rendered to WPS, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director. The Company has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors.

Corporate Code of Conduct and Ethics

A code of ethics is a written standard designed to deter wrongdoing and to promote: (1) honest and ethical conduct, (2) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (3) compliance with applicable laws, rules and regulations, (4) the prompt reporting violation of the code, and (5) accountability for adherence to the code.

We adopted a corporate code of Conduct and ethics which is applicable to our directors, officers and employees. A copy has been attached to this registration statement as Exhibit 14.1.

Officers and Directors Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, the Company may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his or her position, if he or she acted in good faith and in a manner he or she reasonably believed to be in the Company’s best interest. The Company may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, the Company must indemnify the officer or director against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, then only by a court order. The indemnification coverage is intended to be to the fullest extent permitted by applicable laws.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to officers or directors under applicable state law, the Company is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable. (/r)

EXECUTIVE COMPENSATION

(r) Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Stock Awards	Securities Underlying Options	All Other Compensation ($)	Total ($)

Guillermo Pina	2008	-	-	-	2,000,000(1)	-	-	2,000
Officer and Director	2009	-	-	-	0	-	-	-
	2010	-	-	-	0	-	-	-

Footnotes:

(1)	Restricted common shares
(/r)

Mr. Pina has not received any monetary compensation from WPS, Inc.  Mr. Pina has received common stock in WPS, Inc. as follows:

On or about November 17, 2008, Guillermo Pina, the sole officer and director of the Company, was issued 2,000,000 shares of common stock as founder shares related to the founding and incorporation of the Company.

Employment Contracts and Officers Compensation

Since WPS, Inc.’s incorporation on November 17, 2008, we have not paid any monetary  compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, employment agreements will be executed. We do not currently have plans to pay any compensation until such time as the Company maintains a positive cash flow.

Stock Option Plan and Other Long-Term Incentive Plan

WPS, Inc. does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(r) The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Guillermo Pina, Officer and Director	2,000,000	100%	67%

Common	All Directors and Officers as a group (1 person)	2,000,000	100%	67%

Footnotes

(1)   The address of each executive officer and director is c/o WPS, Inc., 525 W. Allen Ave., Unit 9, San Dimas, California 91773.
(2)  As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).
(3)  Assumes the sale of the maximum amount of this offering (1,000,000 shares of common stock). The aggregate amount of shares to be issued and outstanding after the maximum offering is 3,000,000.
(/r)
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

There have been no transactions or any currently proposed transaction, in which the registrant was or is to be a participant and in which any related person had or will have a direct or indirect material interest.

Promoters and Certain Control Persons

The Company has not utilized any promoter. The only control person is the founder and sole officer and director, Guillermo Pina.

All Transactions Since Date of Inception

On or about November 17, 2008, Guillermo Pina, the sole officer and director of the Company, paid for expenses (r) ($500.00) (/r) involved with the incorporation of WPS, Inc. with personal funds and performed founder services on behalf of WPS, Inc., in exchange for 2,000,000 shares of common stock, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2).

All of the transactions above were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends. (/r)

ITEM 12 – INCORPORATION OF CERTAIN MATERIAL BY REFERENCE

The Registrant does not elect to incorporate any material by reference.

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of registrant’s legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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FINANCIAL STATEMENTS

WPS, INC.
(A Development Stage Company)

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS
AND
FINANCIAL STATEMENTS

Interim Review of September 30, 2010
and
Audits of December 31, 2009 and 2008

________________________________________________________________________________________________

WPS, INC.

FINANCIAL STATEMENTS

September 30, 2010

WPS, INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	September 30,	December 31,
	2010	2009
	(unaudited)

CURRENT ASSETS

Cash	$4,417	$820
Accounts receivable	-	-

Total Current Assets	4,417	820

TOTAL ASSETS	$4,417	$820

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$3,505	$1,725
Note payable related party	8,681	4,806

Total Current Liabilities	12,186	6,531

Total Liabilities	12,186	6,531

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; $0.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; 70,000,000 shares authorized,
at $0.001 par value, 2,150,000 shares issued
and outstanding, respectively	2,150	2,150
Additional paid-in capital	289	289
Deficit accumulated during the development stage	(10,208)	(8,150)

Total Stockholders' Equity (Deficit)	(7,769)	(5,711)

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$4,417	$820

The accompanying notes are an integral part of these financial statements.

WPS, INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)

					From
					Inception on
					November 17,
	For the Three Months Ended		For the Nine Months Ended		2008 Through
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010

REVENUES	$1,391	$581	$4,943	$923	$7,618

COST OF SALES	259	188	2,171	468	2,638

GROSS PROFIT	1,132	393	2,772	455	4,980

OPERATING EXPENSES

General and administrative	1,469	2,574	4,830	4,676	15,188

Total Operating Expenses	1,469	2,574	4,830	4,676	15,188

LOSS FROM OPERATIONS	(337)	(2,181)	(2,058)	(4,221)	(10,208)

PROVISION FOR INCOME TAXES	-	-	-	-	-

NET INCOME (LOSS)	$(337)	$(2,181)	$(2,058)	$(4,221)	$(10,208)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	2,150,000	2,150,000	2,150,000	2,150,000

The accompanying notes are an integral part of these financial statements

WPS, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception on November 17, 2008	-	$-	$-	$-	$-

Common stock issued to founders for
services rendered at $0.001 per share	2,000,000	2,000	-	-	2,000
Common stock issued for services
rendered at $0.001 per share	150,000	150	-	-	150
Net loss from inception on November 17, 2008 through December 31, 2008	-	-	-	(2,150)	(2,150)

Balance, December 31, 2008	2,150,000	2,150	-	(2,150)	-

Contributed capital	-	-	289	-	289

Net loss for the year ended
December 31, 2009	-	-	-	(6,000)	(6,000)

Balance, December 31, 2009	2,150,000	2,150	289	(8,150)	(5,711)

Net loss for the nine months ended
September 30, 2010 (unaudited)	-	-	-	(2,058)	(2,058)

Balance, September 30, 2010 (unaudited)	2,150,000	$2,150	$289	$(10,208)	$(7,769)

The accompanying notes are an integral part of these financial statements.

WPS, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)

			From
			Inception on
			November 17,
	For the Nine Months Ended		2008 Through
	September 30,		September 30,
	2010	2009	2010

OPERATING ACTIVITIES

Net loss	$(2,058)	$(4,221)	$(10,208)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	-	-	2,150
Changes in operating assets and liabilities:
Change in accounts receivable	-	-	-
Change in accounts payable	1,780	-	3,505

Net Cash Used in
Operating Activities	(278)	(4,221)	(4,553)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES

Contributed capital	-	289	289
Increase in note payable - related party	3,875	4,533	8,681

Net Cash Provided by
Financing Activities	3,875	4,822	8,970

NET INCREASE (DECREASE) IN CASH	3,597	601	4,417

CASH AT BEGINNING OF PERIOD	820	-	-

CASH AT END OF PERIOD	$4,417	$601	$4,417

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

WPS, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010 and December 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2009 audited financial statements.  The results of operations for the periods ended September 30, 2010 and 2009 are not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position, or statements.

NOTE 4 - RELATED PARTY PAYABLE

The principal shareholder of the Company has advanced the corporation $8,681 and $4,806 as of September 30, 2010 and December 31, 2009, respectively.  The related party payable is non interest bearing and due and payable upon demand.

WPS, INC.
(A Development Stage Company)
Notes to Financial Statements
September 30, 2010 and December 31, 2009

NOTE 5 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company’s management has reviewed all material events through the date of this report and has noted no material subsequent events to report.

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WPS, INC.

AUDIT REPORT OF INDEPENDENT ACCOUNTANTS

December 31, 2009 and 2008

SADLER, GIBB & ASSOCIATES, L.L.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
WPS, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of WPS, Inc., as of December 31, 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the year then ended and as included in the from inception on November 17, 2008 through December 31, 2009 columns of the statements of operations and cash flows. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.  The financial statements of WPS, Inc., as of December 31, 2008 and since inception on November 17, 2008 through December 31, 2008, were audited by other auditors whose report dated June 23, 2009 and expressed an unqualified opinion on those statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of WPS, Inc., as of December 31, 2009, and the results of their operations and their cash flows for the year then ended and as included in the from inception on November 17, 2008 through December 31, 2009 columns of the statements of operations and cash flows., in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC
Salt Lake City, UT

March 26, 2010

OFFICES OF
ARSHAD M. FAROOQ, JD, CPA

201 N. Palomares St.
Pomona, CA 91767

(909) 238-5361
(909) 972-1672 Fax
amfarooq@gmail.com
______________________________________________________________________________________

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
WPS, Inc.
San Dimas, California

We have audited the accompanying balance sheet of WPS, Inc. (A development Stage Company) as of December 31, 2008, and the related statements of operations, stockholders’ equity, and cash flows from inception November 17, 2008 through December 31, 2008, and the period then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a best basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WPS, Inc. (A Development State Company) as of December 31, 2008 and the results of its operations, and its cash flows from inception November 17, 2008 through December 31, 2008, and the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s lack of revenue, and significant losses as of December 31, 2008 raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Arshad M. Farooq
Pomona, CA
June 23rd, 2009

WPS, INC.
(A Development Stage Company)
Balance Sheets

ASSETS

	December 31,	December 31,
	2009	2008

CURRENT ASSETS

Cash	$820	$-

Total Current Assets	820	-

TOTAL ASSETS	$820	$-

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$1,725	$-
Note payable related party	4,806	-

Total Current Liabilities	6,531	-

Total Liabilities	6,531	-

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; $0.001 par value, 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; 70,000,000 shares authorized,
at $0.001 par value, 2,150,000 shares issued
and outstanding, respectively	2,150	2,150
Additional paid-in capital	289	-
Deficit accumulated during the development stage	(8,150)	(2,150)

Total Stockholders' Equity (Deficit)	(5,711)	-

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)	$820	$-

The accompanying notes are an integral part of these financial statements.

WPS, INC.
(A Development Stage Company)
Statements of Operations

		From	From
		Inception on	Inception on
		November 17,	November 17,
	For the Year Ended 2008 Through		2008 Through
	December 31, December 31,		December 31,
	2009	2008	2009

REVENUES	$2,675	$-	$2,675

COST OF SALES	467	-	467

GROSS PROFIT	2,208	-	2,208

OPERATING EXPENSES

General and administrative	8,208	2,150	10,358

Total Operating Expenses	8,208	2,150	10,358

LOSS FROM OPERATIONS	(6,000)	(2,150)	(8,150)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$(6,000)	$(2,150)	$(8,150)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF COMMON SHARES
OUTSTANDING	2,150,000	1,481,111

The accompanying notes are an integral part of these financial statements

WPS, INC.
(A Development Stage Company)
Statements of Stockholders' Equity (Deficit)

				Deficit
				Accumulated	Total
			Additional	During the	Stockholders'
	Common Stock		Paid-In	Development	Equity
	Shares	Amount	Capital	Stage	(Deficit)

Balance at inception on November 17, 2008	-	$-	$-	$-	$-

Common stock issued to founders for
services rendered at $0.001 per share	2,000,000	2,000	-	-	2,000
Common stock issued for services
rendered at $0.001 per share	150,000	150	-	-	150
Net loss from inception on November 17, 2008 through December 31, 2008	-	-	-	(2,150)	(2,150)

Balance, December 31, 2008	2,150,000	2,150	-	(2,150)	-

Contributed capital	-	-	289	-	289

Net loss for the year ended
December 31, 2009	-	-	-	(6,000)	(6,000)

Balance, December 31, 2009	2,150,000	$2,150	$289	$(8,150)	$(5,711)

The accompanying notes are an integral part of these financial statements.

WPS, INC.
(A Development Stage Company)
Statements of Cash Flows

From	From
Inception on	Inception on
November 17,	November 17,
For the Year Ended 2008 Through	2008 Through
December 31, December 31,	December 31,
2009	2008	2009

OPERATING ACTIVITIES

Net loss	$(6,000)	$(2,150)	$(8,150)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	-	2,150	2,150
Changes in operating assets and liabilities:
Change in accounts payable	1,725	-	1,725
Net Cash Used in
Operating Activities	(4,275)	-	(4,275)

INVESTING ACTIVITIES	-	-	-

FINANCING ACTIVITIES
Contributed capital	289	-	289
Increase in note payable - related party	4,806	-	4,806

Net Cash Provided by
Financing Activities	5,095	-	5,095

NET INCREASE IN CASH	820	-	820

CASH AT BEGINNING OF PERIOD	-	-	-

CASH AT END OF PERIOD	$820	$-	$820

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-	$-
Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

WPS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
     The Company was incorporated under the laws of the State of Nevada on November 17, 2008 to provide competitively priced, premium quality commercial grade fasteners made from a variety of materials, including but not limited to steel, stainless steel, brass & nylon. The Company has not realized significant revenues to date and therefore is classified as a development stage company.

                     Accounting Method
The financial statements are prepared using the accrual method of accounting. The Company has elected a December31, year end.

                     Estimates
The  preparation  of  financial  statements  in  conformity  with accounting  principles generally accepted in the UniteStates of America  requires  management to make  estimates and  assumptions that affect the reportedamounts of assets and  liabilities  and disclosure of contingent  assets and  liabilities  at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       Revenue Recognition
The Company applies the provisions of SEC Staff Accounting Bulletin No. 104, "RevenueRecognition in Financial Statements" ("SAB 104"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 104 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosure related to revenue recognition policies.  In general, the Company recognizes revenue related to goods and services provided when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

Concentrations of Risk
The Company depends on a small number of customers for a significant portion of its sales.  For the year ended December 31, 2009, two customers accounted for greater than 10% each of the Company’s net sales.  One major customer accounted for $1,500 of revenue (56% of total revenues) and the other major customer accounted for $950 of revenue (36% of total revenues) during fiscal year 2009.  No single customer accounted for greater than 10% of revenues in fiscal year 2008.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred.
The Company had not incurred any advertising expense for the current fiscal year as of December 31, 2009 or 2008.

                Stock-based Compensation
The Company adopted SFAS No. 123-R effective January 1, 2006 using the modified prospective method. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted on or after January 1,2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

Cash and Cash Equivalents
Cash and cash equivalents consist of commercial accounts and interest-bearing bank deposits and are carried at cost, which approximates current value. Items are considered to be cash equivalents if the original maturity is three months or less.

Basic Loss per Share
The computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period. The Company has no common stock equivalents outstanding as of December 31, 2009.

WPS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 1 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

	For the Year Ended December 31, 2009	For the Year Ended December 31, 2008
Loss (numerator)	$ (6,000)	$ (2,150)
Shares (denominator)	2,150,000	1,481,111
Per share amount	$ (0.00)	$ (0.00)

Provision for Taxes
Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2009 and 2008:

                                                                         2009                                     2008
                                                                    ----------------                            -----------------
Deferred tax assets:
                            NOL carryover             $         2,340                               $              --
Valuation allowance              (2,340)                                             --
                                                                    ----------------                            -----------------
                            Net deferred tax asset  $              --                               $              --
                                                                    =========                            ==========

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 39% to pretax income from continuing operations for the years ended December 31, 2009 and 2008 due to the following:

                                                                                        2009                                  2008
                                                                                  ----------------                            ----------------
Book Income                               $     (2,340)                            $            (839)
                            Contributed services                                 -                                             839
                            Valuation allowance                           2,340                                               --
                                                                                  ----------------                            -----------------
                                                                                  $              -                             $                 -
                                                                                  ========                            ==========

At December 31, 2009, the Company had net operating loss carry forwards of $6,000 that may be offset against future taxable income through 2029.  No tax benefit has been reported in the December 31, 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

WPS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 2 – RECENT ACCOUNTING PRONOUNCEMENTS

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively. The adoption of SFAS 165 (ASC 855-10) during the quarter ended September 30, 2009 did not have a significant effect on the Company’s financial statements as of that date or for the quarter or year-to-date period then ended. In connection with preparing the accompanying unaudited financial statements as of September 30, 2009 and for the quarter and nine month period ended September 30, 2009, management evaluated subsequent events through the date that such financial statements were issued (filed with the SEC).

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented. As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - NOTES PAYABLE RELATED PARTY

The principal shareholder of the company has advanced the corporation $4,806.  The note is non-interest bearing and due and payable upon demand.

WPS, INC.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009 and 2008

NOTE 5 – PREFERRED STOCK

The Company is authorized to issue 5,000,000 shares of preferred stock.  At December 31, 2009, the Company had no preferred stock issued and outstanding.

NOTE 6 – COMMON STOCK

The Company is authorized to issue 70,000,000 shares of common stock.  At December 31, 2009 and 2008, the total number of shares issued and outstanding was 2,150,000 shares.

During December 2008, the Company issued 2,000,000 shares of its common stock to its founder for services rendered valued at $2,000. In addition, the Company issued 150,000 shares of its common stock in exchange for services valued at $150.

NOTE 7 – SUBSEQUENT EVENTS

 In accordance with SFAS 165 (ASC 855-10) Company management reviewed all material events through March 26, 2009, and there are no material subsequent events to report.

[Balance of Page Intentionally Left Blank]

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the approximate costs and expenses payable by WPS in connection with the sale of the common stock being registered. WPS has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$1,000
Accounting Fees	$2,500
Escrow Fees	$0
Registration Fees	$100	Estimate
Blue Sky Fees (if applicable)	$1,000	Estimate

ITEM 14 - INDEMNIFICATION OF OFFICERS AND DIRECTORS

WPS, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of any present or former director or officer. The Company indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

Since inception on November 17, 2008, WPS, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

(r) On or about November 17, 2008, Guillermo Pina, the sole officer and director of the Company, was issued 2,000,000 shares of common stock as founder shares related to the founding and incorporation of the Company. This transaction was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(2).  Mr. Pina is a sophisticated investor with full access to all company information.

The price of the common stock issued above was arbitrarily determined and bore no relationship to any objective criterion of value. This does not mean that the amounts recognized in the financial statements are arbitrary, but instead that it is our belief that the fair value of the shares issued and recognized in the financial statements may not be representative of the fair value of the services received. At the time of issuance, the Company was recently formed, in the process of being formed, in the process of being developed, and/or developing its strategic business plan and possessed no assets. (/r)

All of the transactions above were transactions by the Company not involving any public offering as required by the exemption provided from the registration provisions of the Securities Act of 1933, as amended. As such, no advertising or general solicitation was employed in offering any of the securities by the Company. All certificates evidencing the securities issued in such transactions will bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired have not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

In all of the transactions above, no principal underwriters were used.

ITEM 16 - EXHIBITS

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws

5.1	Legal Opinion

14.1	Corporate Code of Conduct and Ethics

23.1	Consent of Attorney
23.2	Consent of Independent Auditors

99.1	Subscription Agreement

ITEM 17 - UNDERTAKINGS

Undertakings

The registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) To file a post-effective amendment to remove from registration any of the securities which remain unsold at the end of the offering.

(4) For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned (r) registrant (/r) undertakes that in a primary offering of securities of the undersigned (r) registrant (/r) pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned (r) registrant (/r) will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned (r) registrant (/r) relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned (r) registrant (/r) or used or referred to by the undersigned (r) registrant (/r);

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned (r) registrant (/r) or its securities provided by or on behalf of the undersigned (r) registrant (/r); and

(iv)  Any other communication that is an offer in the offering made by the undersigned (r) registrant (/r) to the purchaser.

        (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the (r) registrant (/r) pursuant to the foregoing provisions, or otherwise, the (r) registrant (/r) has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the (r) registrant (/r) of expenses incurred or paid by a Director, officer or controlling person of the (r) registrant (/r) in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the (r) registrant (/r) will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as a part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

[Balance of Page Intentionally Left Blank]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of San Dimas, State of California on December 10, 2010.

WPS, Inc.
(Registrant)

By: /s/ Guillermo Pina
Guillermo Pina
President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Guillermo Pina	President and Director Chief Executive Officer	December 20, 2010
Guillermo Pina

/s/ Guillermo Pina	Secretary Chief Financial Officer	December 20, 2010
Guillermo Pina

/s/ Guillermo Pina	Treasurer Chief Accounting Officer	December 20, 2010
Guillermo Pina

(r)
EXHIBIT INDEX

Exhibit Number	Name/Identification of Exhibit

3.1	Articles of Incorporation
3.2	Bylaws

5.1	Legal Opinion

14.1	Corporate Code of Conduct and Ethics

23.1	Consent of Attorney
23.2	Consent of Independent Auditors

99.1	Subscription Agreement
(/r)